                         CERTIFICATE OF INCORPORATION

                                      OF


                          SNYDER COMMUNICATIONS, INC.


                                   ARTICLE I

                                     NAME
                                     ----

     The name of the corporation is: Snyder Communications, Inc. (the "Corporation").

                                  ARTICLE II

                    REGISTERED OFFICE AND REGISTERED AGENT
                    --------------------------------------

     The address of the Corporation's registered office in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

                                  ARTICLE III

                                    PURPOSE
                                    -------

     The purpose or purposes for which the Corporation is organized are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware as from time to time amended.

                                  ARTICLE IV

                                 CAPITAL STOCK
                                 -------------

     The Corporation shall have the authority to issue a total of 125,000,000 shares of capital stock, each with a par value of $ 0.001, consisting of 120,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock.

                                   ARTICLE V

                                  COMMON STOCK
                                  ------------

     Except as required by law, all shares of Common Stock shall be identical in all respects and shall entitle the holders thereof to the same rights and privileges, subject to the same qualifications, limitations and restrictions. Except as required by law, the holders of shares of Common Stock shall be entitled to one vote per share of Common Stock on all matters on which stockholders of the Corporation have the right to vote.

                                  ARTICLE VI

                                PREFERRED STOCK
                                ---------------

       Section A. Preferred Stock.  The Corporation is authorized to issue
                  ---------------
shares of Preferred Stock from time to time in one or more series as may from time to time be determined by the Board of Directors of the Corporation (the "Board"), each of such series to be distinctly designated. The voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, if any, of each such series may differ from those of any and all other series of Preferred Stock at any time outstanding, and the Board is hereby expressly granted authority to fix or alter, by resolution or resolutions, the designation, number, voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions, of each such series, including, but without limiting the generality of the foregoing, the following:

        1. The distinctive designation of, and the number of shares of Preferred Stock that shall constitute, such series, which number (except where otherwise provided by the Board in the resolution establishing such series) may be increased (but not above the total number of shares of

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Preferred Stock) or decreased (but not below the number of shares of such series then outstanding) from time to time by like action of the Board.

        2. The rights in respect of dividends, if any, of such series of Preferred Stock, the extent of the preference or relation, if any, of such dividends to the dividends payable on any other class or classes or any other series of the same or other class or classes of capital stock of the Corporation, and whether such dividends shall be cumulative or noncumulative.

        3. The right, if any, of the holders of such series of Preferred Stock to convert the same into, or exchange the same for, shares of any other class or classes or of any other series of the same or any other class or classes of capital stock of the Corporation, and the terms and conditions of such conversion or exchange.

        4. Whether or not shares of such series of Preferred Stock shall be subject to redemption, and the redemption price or prices and the times at which, and the terms and conditions on which, shares of such series of Preferred Stock may be redeemed.

        5. The rights, if any, of the holders of such series of Preferred Stock upon the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation or in the event of any merger or consolidation of or sale of assets by the Corporation.

        6. The terms of any sinking fund or redemption or purchase account, if any, to be provided for shares of such series of the Preferred Stock.

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        7.    The voting powers, if any, of the holders of any series of
Preferred Stock generally or with respect to any particular matter, which may be less than, equal to or greater than one vote per share, and which may, without limiting the generality of the foregoing, include the right, voting as a series by itself or together with the holders of any other series of Preferred Stock or all series of Preferred Stock as a class, to elect one or more directors of the Corporation generally or under such specific circumstances and on such conditions as shall be provided in the resolution or resolutions of the Board adopted pursuant hereto, including, without limitation, in the event there shall have been a default in the payment of dividends on or redemption of any one or more series of Preferred Stock.

       Section B. Rights of Preferred Stock.
                  -------------------------

        1. After the provisions with respect to preferential dividends on any series of Preferred Stock (fixed in accordance with the provisions of Section
(A) of this Article VI), if any, shall have been satisfied and after the Corporation shall have complied with all the requirements, if any, with respect to redemption of, or the setting aside of sums as sinking funds or redemption or purchase accounts with respect to, any series of Preferred Stock (fixed in accordance with the provisions of Section (A) of this Article VI), and subject further to any other conditions that may be fixed in accordance with the provisions of Section (A) of this Article VI, then and not otherwise the holders of Common Stock shall be entitled to receive such dividends as may be declared from time to time by the Board.

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

        2. In the event of the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, after distribution in full of the preferential amounts, if any (fixed in accordance with the provisions of Section
(A) of this Article VI), to be distributed to the holders of Preferred Stock by reason thereof, the holders of Common Stock shall, subject to the additional rights, if any (fixed in accordance with the provisions of Section (A) of this Article VI), of the holders of any outstanding shares of Preferred Stock, be entitled to receive all of the remaining assets of the Corporation, tangible or intangible, of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them respectively.

        3. Except as may otherwise be required by law, and subject to the provisions of such resolution or resolutions as may be adopted by the Board pursuant to Section (A) of this Article VI granting the holders of one or more series of Preferred Stock exclusive voting powers with respect to any matter, each holder of Common Stock may have one vote in respect to each share of Common Stock held on all matters voted upon by the stockholders.

        4. The number of authorized shares of Preferred Stock and each class of Common Stock may, without a class or series vote, be increased or decreased from time to time by the affirmative vote of the holders of shares having a majority of the total number of votes which may be cast in the election of directors of the Corporation by all stockholders entitled to vote in such an election, voting together as a single class.

                                   ARTICLE VII

                               SOLE INCORPORATOR
                               -----------------

     The name and mailing address of the incorporator is as follows:

                 Name                                   Mailing Address
                 ----                                   ---------------
           Daniel J. Ramos                            2300 N Street, N.W.
                                                    Washington, D.C.  20037


The powers of the incorporator are to terminate upon the filing of the Certificate of Incorporation.

                                 ARTICLE VIII

                              BOARD OF DIRECTORS
                              ------------------

 Section A. Initial Directors. The name and mailing address of the person who is
            -----------------
to serve as the initial director until the first annual meeting of stockholders or until his successor is elected and qualified are as follows:

              Name                                   Mailing Address
              ----                                   ---------------
        Daniel M. Snyder                    6903 Rockledge Drive; 15th Floor
                                                Bethesda, Maryland 20817


 Section B. Powers of  the Board of Directors.  The business of the Corporation
            ---------------------------------
shall be managed by a board of directors. The board of directors shall have the power, unless and to the extent that the board may from time to time by resolution relinquish or modify the power, without the assent or vote of the stockholders, to make, alter, amend, change, add to, or repeal the Bylaws of the Corporation.

 Section C. Vacancies.  Except as otherwise provided for or fixed pursuant to
            ---------
the provisions of Article VI hereof relating to the rights of the holders of any series of Preferred

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Stock to elect additional directors, newly created directorships resulting from any increase in the authorized number of directors and any vacancies on the Board resulting from death, resignation, disqualification, removal or other cause shall be filled as set forth in the Bylaws of the Corporation.

 Section D. Directors Elected by Holders of Preferred Stock.  During any period
            -----------------------------------------------
when the holders of any series of Preferred Stock have the right to elect additional directors as provided for or fixed pursuant to the provisions of
Article VI hereof, then upon commencement and for the duration of the period during which such right continues (i) the then otherwise total authorized number of directors of the Corporation shall automatically be increased by such specified number of directors, and the holders of such Preferred Stock shall be entitled to elect the additional directors so provided for or fixed pursuant to such provisions, and (ii) each such additional director shall serve until such director's successor shall have been duly elected and qualified, or until such director's right to hold such office terminates pursuant to such provisions, whichever occurs earlier. Except as otherwise provided by the Board in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such additional directors elected by the holders of such stock, or elected to fill any vacancies resulting from death, resignation, disqualification or removal of such additional directors, shall forthwith terminate and the total and authorized number of directors of the Corporation shall be reduced accordingly. Notwithstanding the foregoing, whenever, pursuant to the provisions of Article VI hereof, the holders of any one or more series of Preferred Stock shall have the right, voting separately as a series or together with holders of other such series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the Certificate of Incorporation.

 Section E. Number of Directors Constituting the Board.  The number of directors
            ------------------------------------------
that shall constitute the full Board, other than any directors elected by the holders of any series of Preferred Stock as provided for or fixed pursuant to the provisions of Article VI hereof, shall be fixed by the Bylaws of the Corporation.

 Section F. Election of Directors.  The directors of the Corporation shall not
            ---------------------
required to be elected by written ballots unless the Bylaws of the Corporation so provide.

                                  ARTICLE IX

                     RESTRICTION ON BUSINESS COMBINATIONS
                     ------------------------------------

     The Corporation will be governed by Del. Code Ann. tit. 8, (S) 203 (1991).

                                   ARTICLE X

                        DURATION OF CORPORATE EXISTENCE
                        -------------------------------

     The Corporation is to have perpetual existence.

                                  ARTICLE XI

                              DIRECTOR LIABILITY
                              ------------------

     No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this Article XI shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under section 174 of Title 8 of the Delaware Code (the Delaware General Corporation Law); or (iv) for any transaction from which the director derived an improper personal benefit. In the event that the Delaware General Corporation Law or any successor thereto is amended with respect to the permissible limits of directors' liability, this Article XI shall be deemed to provide the fullest limitation on liability permitted under such amended statute. Any repeal or modification of this Article XI by the stockholders of the Corporation only shall be applied prospectively, to the extent that such repeal or modification would, if applied retrospectively, adversely affect any limitation on the personal liability of a director of the Corporation existing immediately prior to such repeal or modification.

                                  ARTICLE XII

                             RESERVATION OF RIGHTS
                             ---------------------

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute.

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

     THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this certificate, hereby declaring and certifying that the facts herein stated are true, and accordingly has hereunto set his hand this 24th day of June, 1996.

                                        By: /s/ Daniel J. Ramos
                                           ---------------------

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
                           CERTIFICATE OF AMENDMENT
                                      OF
                         CERTIFICATE OF INCORPORATION

        SNYDER COMMUNICATIONS, INC, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

        DOES HEREBY CERTIFY:

        FIRST: That by means of a written consent in lieu of a meeting of the Board of Directors of Snyder Communications, Inc. resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and resolving to submit said amendment to the stockholders of said corporation at the annual meeting of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

        RESOLVED, that the Certificate of Incorporation of the Corporation be amended by changing the Article thereof numbered IV so that, as amended, said article shall be and read as follows:

                                 CAPITAL STOCK

        The Corporation shall have the authority to issue a total of 405,000,000 shares of capital stock, each with a par value of $0.001, consisting of 400,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock.

        SECOND: That, thereafter,the annual meeting of the stockholders of said corporation was duly held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute voted in favor of the amendment.

        THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

        FOURTH: That the capital of said corporation shall not be reduced under or by reason of such amendment.

        IN WITNESS WHEREOF, Snyder Communications, Inc. has caused this certificate to be signed by Daniel M. Snyder, its Chairman of the Board of Directors and Chief Executive Officer and David B. Pauken, its Secretary this 6th day of May, 1998.

By: /s/ Daniel M. Snyder
   ----------------------------------
        Daniel M. Snyder
   Chairman of the Board of Directors
    and Chief Executive Officer

ATTEST: /s/ David B. Pauken
       -------------------------------
            David B. Pauken, Secretary

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